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                                  May 7, 1996


Citadel Computer Systems Incorporated
3131 Turtle Creek Blvd.
Suite 1301
Dallas, Texas 75219


     Re:  Registration Statement on Form S-8


Gentlemen:

     The undersigned has acted as counsel to Citadel Computer Systems Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on May 8, 1996, under the Securities Act of 1993, as amended (the "Securities Act"), relating to (i) 450,000 shares of the $.01 par value common stock (the "Common Stock") of the Company that may be issued upon exercise of stock options granted pursuant to that certain consulting agreement dated March 21, 1996 between the Company and Lybster Limited (the "Lybster Agreement"); (ii) 44,038 shares of Common Stock that may be issued upon the exercise of options granted pursuant to the Company's 1993 Employee Incentive Stock Option Plan (the Employee Plan");
(iii) 5,000 shares granted to the undersigned in connection with services rendered by the undersigned to the Company (the "Employee Option"); and (iv) 100,000 shares of Common Stock of the Company that may be issued upon the exercise of stock options granted to certain directors of the Company in February 1996 (the "Director Plan").

     You have requested the opinion of the undersigned with respect to certain legal aspects of the proposed offering. In connection therewith, the undersigned has examined and relied upon the original, or copies identified to my satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the approval of the Lybster Agreement, to the establishment of the Director Plan, the Employee Plan and the Employee Option, and the reservation of an aggregate of 640,288 shares of Common Stock to be issued upon the exercise of options granted under the Lybster Agreement, the Employee Plan, the Director Plan, and the Employee Option (collectively, the "Options") and to which the Registration Statement relates; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments as we have deemed
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Citadel Computer Systems Incorporated
May 7, 1996
Page 2


necessary for the expression of the opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, I have relied, to the extent I deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without independent confirmation or verification of their accuracy.

     Based upon my examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and exceptions noted below, the undersigned is of the opinion that the Company presently has available sufficient shares of authorized but unissued shares of Common Stock from which the 644,288 shares of Common Stock subject to the exercise of Options may be issued. Furthermore, assuming that (i) the outstanding Options were duly granted, the shares of Common Stock to be issued pursuant to the exercise of Options are duly issued in accordance with the terms of the applicable Agreement or Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options, and (iii) the consideration for shares of Common Stock issued pursuant to the exercise of Options is actually received by the Company in accordance with the terms of the applicable Agreement or Plan and exceeds the par value of such shares, then the undersigned is of the opinion that the shares of Common Stock issued pursuant to the exercise of Options and in accordance with the terms of the applicable Agreement or Plan, will be duly and validly issued, fully paid and nonassessable.

     The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to references to the undersigned included in or made a part of the Registration Statement. In giving this consent, the undersigned does not admit that he comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,



                                Paul W. Talbot
                                Counsel to Citadel Computer Systems Incorporated